EXHIBIT 99.1

ProPetro Reports Financial Results for the First Quarter of 2022
MIDLAND, TX, May 3, 2022, (Business Wire) – ProPetro Holding Corp. ("ProPetro" or "the Company") (NYSE: PUMP) today announced financial and operational results for the first quarter of 2022.
First Quarter 2022 and Recent Highlights
•Total revenue for the quarter increased 15% to $283 million compared to $246 million for the fourth quarter of 2021.
•Net income for the quarter was $12 million, or $0.11 per diluted share, compared to net loss of $20 million, or $0.20 per diluted share, for the fourth quarter of 2021.
•Adjusted EBITDA(1) for the quarter increased 81% to $67 million or 24% of revenues compared to $37 million for the fourth quarter of 2021.
•Effective utilization for the first quarter improved 9.6% to 13.7 fleets compared to 12.5 fleets for the fourth quarter of 2021 without expanding marketed fleet count.
•Net cash provided by operating activities for the quarter of $25 million as compared to $45 million for the fourth quarter of 2021.
•Negative Free Cash Flow(2) for the quarter was approximately $39 million as compared to positive Free Cash Flow of approximately $26 million for the fourth quarter of 2021.
•Achieved a Company record of over 600 monthly pumping hours on a single Simul-Frac fleet in March.
(1) Adjusted EBITDA is a Non-GAAP financial measure and is described and reconciled to net income (loss) in the table under “Non-GAAP Financial Measures”.
(2) Free Cash Flow is a Non-GAAP financial measure and is described and reconciled to cash from operating activities in the table under “Non-GAAP Financial Measures".

Sam Sledge, Chief Executive Officer, commented, “Despite operational headwinds mainly attributable to sand-related issues in the first quarter, our team achieved healthy margin expansion and a high utilization rate without expanding our marketed fleet count from the previous quarter. We attribute this success to the hard work and effort our team put into executing on our returns-focused strategy to take advantage of improved market conditions and increased demand for our services, all bolstered by first-in-class service at the wellsite. We expect this trend to continue as we take deliveries and deploy more of our Tier IV Dynamic Gas Blending ("DGB" or "dual-fuel") conversions in the coming weeks and months. That said, we anticipate the balance of the year to be challenging as managing input costs, supply chain pressures, human capital, and operational risks will only become more difficult as the pressure pumping market tightens further."

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David Schorlemer, Chief Financial Officer, commented, "We are encouraged with the significant improvement in our margins during the first quarter. However, we remain committed to our strict fleet deployment strategy and focus on our pursuit of margin-over-market share. Remaining focused on capital-efficient growth through pricing improvements and efficient operations, while continuing to make strategic investments to transition our pressure pumping assets to lower-emissions and natural gas-powered equipment, is the foundation of the Company's returns-focused strategy."
First Quarter 2022 Financial Summary
Revenue for the first quarter of 2022 was $283 million, compared to revenue of $246 million for the fourth quarter of 2021. The 15% increase was attributable to our increased effectively utilized fleet count of 13.7 fleets, from 12.5 fleets in the fourth quarter of 2021 and improved pricing across our fleets in the first quarter of 2022.
Cost of services, excluding depreciation and amortization of approximately $32 million, for the first quarter of 2022 increased to $197 million from $187 million during the fourth quarter of 2021. The 5% increase was attributable to the increased operational activity levels in the first quarter of 2022.
General and administrative expense of $32 million for the first quarter of 2022 increased from $24 million in the fourth quarter of 2021. General and administrative expense, exclusive of a net expense of $13 million relating to a non-recurring net legal expense of approximately $2 million and non-cash items consisting of stock-based compensation of approximately $11 million, was $19 million, or 7% of revenue, for the first quarter of 2022 compared to 9% of revenue for the fourth quarter of 2021. The decrease in our general and administrative expense as a percentage of revenue was driven by higher revenue in the first quarter and benefits from our cost optimization initiatives.
Net income for the first quarter of 2022 totaled $12 million, or $0.11 per diluted share, compared to net loss of $20 million, or $0.20 per diluted share, for the fourth quarter of 2021. Net income benefitted from a non-recurring state tax refund of approximately $11 million.
Adjusted EBITDA increased to $67 million for the first quarter of 2022 from $37 million for the fourth quarter of 2021. The increase in Adjusted EBITDA was primarily attributable to increased activity, fleet repositioning and improved pricing across our fleet.
Liquidity and Capital Spending
As of March 31, 2022, total cash was $71 million and the Company remained debt free. Total liquidity at the end of the first quarter of 2022 was $127 million including cash and $56 million of available capacity under the Company’s revolving credit facility.

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Capital expenditures incurred during the first quarter of 2022 were $72 million, the majority of which related to maintenance expenditures and our previously announced Tier IV DGB conversions. Net cash used in investing activities from our statement of cash flow during the first quarter of 2022 was $64 million.
Outlook
Mr. Sledge concluded, "Our team is encouraged by the step change in performance during the first quarter. However, the operational and logistical headwinds we experienced validate our belief that operating margins in pressure pumping do not reflect levels needed to justify the additional risk ProPetro assumes in marketing and deploying any additional horsepower. This is especially true in a market that is currently near sold-out levels and where operating margins should continue to expand. As a result, we continue to concentrate efforts on optimizing the full-cycle cash-on-cash return profiles of our currently operating fleets and do not expect to market additional capacity in the second quarter.
As previously mentioned, we will continue to strategically convert many of our conventional diesel assets into more marketable natural gas-powered equipment that will be placed with E&P’s that have core acreage positions and sizeable drilling inventories. Above all else, we are most focused on operating our business and collaborating with customers in a manner that allows us to significantly expand our earnings power and create value for all stakeholders in the ProPetro value chain. This will be accomplished through intense operational and financial discipline that we believe mimics the actions exhibited by many of our upstream partners and customers over the past few years.”

Conference Call Information
The Company will host a conference call at 8:00 AM Central Time on Wednesday, May 4, 2022, to discuss financial and operating results for the first quarter of 2022. The call will also be webcast on ProPetro’s website at www.propetroservices.com. To access the conference call, U.S. callers may dial toll free 1-844-340-9046 and international callers may dial 1-412-858-5205. Please call ten minutes ahead of the scheduled start time to ensure a proper connection. A replay of the conference call will be available for one week following the call and can be accessed toll free by dialing 1-877-344-7529 for U.S. callers, 1-855-669-9658 for Canadian callers, as well as 1-412-317-0088 for international callers. The access code for the replay is 5730343.
About ProPetro
ProPetro Holding Corp. is a Midland, Texas-based oilfield services company providing pressure pumping and other complementary services to leading upstream oil and gas companies

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engaged in the exploration and production of North American unconventional oil and natural gas resources. For more information visit www.propetroservices.com.
Forward-Looking Statements
Except for historical information contained herein, the statements and information in this news release are forward-looking statements that are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Statements that are predictive in nature, that depend upon or refer to future events or conditions or that include the words “may,” “could,” “plan,” “project,” “budget,” “predict,” “pursue,” “target,” “seek,” “objective,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” and other expressions that are predictions of, or indicate, future events and trends and that do not relate to historical matters identify forward‑looking statements. Our forward‑looking statements include, among other matters, statements about our business strategy, industry, future profitability, expected fleet utilization, sustainability efforts, the future performance of newly improved technology, expected capital expenditures and the impact of such expenditures on our performance and capital programs. A forward‑looking statement may include a statement of the assumptions or bases underlying the forward‑looking statement. We believe that we have chosen these assumptions or bases in good faith and that they are reasonable.
Although forward‑looking statements reflect our good faith beliefs at the time they are made, forward-looking statements are subject to a number of risks and uncertainties that may cause actual events and results to differ materially from the forward-looking statements. Such risks and uncertainties include the volatility of oil prices, the operational disruption and market volatility resulting from the COVID-19 pandemic, the global macroeconomic uncertainty related to the Russia-Ukraine war, and other factors described in the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, particularly the “Risk Factors” sections of such filings, and other filings with the Securities and Exchange Commission (the “SEC”). In addition, the Company may be subject to currently unforeseen risks that may have a materially adverse impact on it, including matters related to shareholder litigation. Accordingly, no assurances can be given that the actual events and results will not be materially different than the anticipated results described in the forward-looking statements. Readers are cautioned not to place undue reliance on such forward-looking statements and are urged to carefully review and consider the various disclosures made in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other filings made with the SEC from time to time that disclose risks and uncertainties that may affect the Company’s business. The forward-looking statements in this news release are made as of the date of this news release. ProPetro does not undertake, and expressly disclaims, any duty to publicly update these statements, whether as a result of new information, new developments or otherwise, except to the extent that disclosure is required by law.

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Investor Contacts:

Josh Jones
Director of Finance
josh.jones@propetroservices.com
432-276-3389

Matt Augustine
Investor Relations
matt.augustine@propetroservices.com
432-848-0871

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EXHIBIT 99.1

PROPETRO HOLDING CORP.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	March 31, 2022	December 31, 2021	March 31, 2021
REVENUE - Service revenue	$ 282,680	$ 246,070	$ 161,458
COSTS AND EXPENSES
Cost of services (exclusive of depreciation and amortization)	197,271	187,361	123,378
General and administrative (inclusive of stock-based compensation)	31,707	23,843	20,201
Depreciation and amortization	31,854	33,124	33,478
Loss on disposal of assets	16,117	24,145	13,052
Total costs and expenses	276,949	268,473	190,109
OPERATING INCOME (LOSS)	5,731	(22,403)	(28,651)
OTHER INCOME (EXPENSE):
Interest expense	(134)	(137)	(176)
Other income (expense)	10,357	(305)	1,789
Total other income (expense)	10,223	(442)	1,613
INCOME (LOSS) BEFORE INCOME TAXES	15,954	(22,845)	(27,038)
INCOME TAX (EXPENSE) BENEFIT	(4,137)	2,613	6,663
NET INCOME (LOSS)	$ 11,817	$ (20,232)	$ (20,375)

NET INCOME (LOSS) PER COMMON SHARE:
Basic	$ 0.11	$ (0.20)	$ (0.20)
Diluted	$ 0.11	$ (0.20)	$ (0.20)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	103,683	103,390	101,550
Diluted	105,384	103,390	101,550

EXHIBIT 99.1

PROPETRO HOLDING CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)
(Unaudited)

	March 31, 2022	December 31, 2021
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$ 70,768	$ 111,918
Accounts receivable - net of allowance for credit losses of $217 and $217, respectively	172,180	128,148
Inventories	2,297	3,949
Prepaid expenses	5,092	6,752
Other current assets	491	297
Total current assets	250,828	251,064
PROPERTY AND EQUIPMENT - net of accumulated depreciation	831,625	808,494
OPERATING LEASE RIGHT-OF-USE ASSETS	909	409
OTHER NONCURRENT ASSETS:
Other noncurrent assets	1,089	1,269
Total other noncurrent assets	1,089	1,269
TOTAL ASSETS	$ 1,084,451	$ 1,061,236

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$ 151,668	$ 152,649
Operating lease liabilities	685	369
Accrued and other current liabilities	19,738	20,767
Total current liabilities	172,091	173,785
DEFERRED INCOME TAXES	64,878	61,052
NONCURRENT OPERATING LEASE LIABILITIES	270	97
Total liabilities	237,239	234,934
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS’ EQUITY:
Preferred stock, $0.001 par value, 30,000,000 shares authorized, none issued, respectively	—	—
Common stock, $0.001 par value, 200,000,000 shares authorized, 103,999,626 and 103,437,177 shares issued, respectively	104	103
Additional paid-in capital	853,921	844,829
Accumulated deficit	(6,813)	(18,630)
Total shareholders’ equity	847,212	826,302
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$ 1,084,451	$ 1,061,236

EXHIBIT 99.1

PROPETRO HOLDING CORP.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$ 11,817	$ (20,375)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	31,854	33,478
Deferred income tax expense (benefit)	3,826	(6,663)
Amortization of deferred debt issuance costs	134	134
Stock-based compensation	11,364	2,487
Loss on disposal of assets	16,117	13,052
Changes in operating assets and liabilities:
Accounts receivable	(44,032)	(25,698)
Other current assets	156	325
Inventories	1,653	401
Prepaid expenses	1,707	3,383
Accounts payable	(10,035)	18,579
Accrued and other current liabilities	609	(2,095)
Net cash provided by operating activities	25,170	17,008
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(64,323)	(22,494)
Proceeds from sale of assets	275	224
Net cash used in investing activities	(64,048)	(22,270)
CASH FLOWS FROM FINANCING ACTIVITIES:
Repayments of insurance financing	—	(2,037)
Proceeds from exercise of equity awards	419	—
Tax withholdings paid for net settlement of equity awards	(2,691)	(5,614)
Net cash used in financing activities	(2,272)	(7,651)
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(41,150)	(12,913)
CASH AND CASH EQUIVALENTS - Beginning of period	111,918	68,772
CASH AND CASH EQUIVALENTS - End of period	$ 70,768	$ 55,859

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Reportable Segment Information

Three Months Ended
	March 31, 2022			December 31, 2021
(in thousands)	Pressure Pumping	All Other	Total	Pressure Pumping	All Other	Total

Service revenue	$ 277,112	$ 5,568	$ 282,680	$ 240,349	$ 5,721	$ 246,070
Adjusted EBITDA	$ 76,995	$ (10,462)	$ 66,533	$ 49,016	$ (11,815)	$ 37,201
Depreciation and amortization	$ 30,930	$ 924	$ 31,854	$ 32,171	$ 953	$ 33,124
Capital expenditures	$ 71,602	$ 126	$ 71,728	$ 48,374	$ 480	$ 48,854

Non-GAAP Financial Measures

Adjusted EBITDA and Free Cash Flow are not financial measures presented in accordance with GAAP. We believe that the presentation of these non-GAAP financial measures provide useful information to investors in assessing our financial condition and results of operations. Net income (loss) is the GAAP measure most directly comparable to Adjusted EBITDA, and net cash from operating activities is the GAAP measure most directly comparable to Free Cash Flow. Non-GAAP financial measures should not be considered as alternatives to the most directly comparable GAAP financial measures. Non-GAAP financial measures have important limitations as analytical tools because they exclude some, but not all, items that affect the most directly comparable GAAP financial measures. You should not consider Adjusted EBITDA or Free Cash Flow in isolation or as a substitute for an analysis of our results as reported under GAAP. Because Adjusted EBITDA and Free Cash Flow may be defined differently by other companies in our industry, our definitions of these non-GAAP financial measures may not be comparable to similarly titled measures of other companies, thereby diminishing their utility.

EXHIBIT 99.1

Reconciliation of Net Loss to Adjusted EBITDA

	Three Months Ended
	March 31, 2022			December 31, 2021
(in thousands)	Pressure Pumping	All Other	Total	Pressure Pumping	All Other	Total
Net income (loss)	$ 29,370	$ (17,553)	$ 11,817	$ (7,296)	$ (12,936)	$ (20,232)
Depreciation and amortization	30,930	924	31,854	32,171	953	33,124
Interest expense	—	134	134	—	137	137
Income tax expense (benefit)	—	4,137	4,137	—	(2,613)	(2,613)
Loss (gain) on disposal of assets	16,421	(304)	16,117	24,111	34	24,145
Stock-based compensation	—	11,364	11,364	—	3,114	3,114
Other expense (income)(2)	—	(10,357)	(10,357)	—	305	305
Other general and administrative expense, net(1)	274	1,193	1,467	—	(800)	(800)
Severance expense	—	—	—	30	(10)	20
Adjusted EBITDA	$ 76,995	$ (10,462)	$ 66,533	$ 49,016	$ (11,816)	$ 37,200

(1)Other general and administrative expense, (net) relates to nonrecurring professional fees paid to external consultants in connection with the Company's pending SEC investigation and shareholder litigation, net of insurance recoveries. During the three months ended March 31, 2022 and December 31, 2021, we received approximately $1.0 million and $1.7 million, respectively, from our insurance carriers in connection with the SEC investigation and Shareholder litigation.
(2)Includes $10.7 million of net tax refund received from the Comptroller of Texas in connection with sales and use tax audit for periods 2015 through 2018.
Reconciliation of Cash from Operating Activities to Free Cash Flow

Three Months Ended
(in thousands)	March 31, 2022	December 31, 2021

Cash from Operating Activities	$ 25,170	$ 45,455
Cash used in Investing Activities	(64,048)	(18,743)
Free Cash Flow	$ (38,878)	$ 26,712